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As filed with the Securities and Exchange Commission on August 21, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

US SEARCH.COM INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4504143
(State of Incorporation)	(I.R.S. Employer Identification No.)

5401 Beethoven Street
Los Angeles, California 90066
(310) 302-6300
(Address of principal executive offices)

Amended and Restated 1998 Stock Incentive Plan (as amended)
1999 Non-Employee Directors' Stock Option Plan (as amended)
2000 Nonstatutory Stock Option Plan (as amended)
(Full title of plans)

Brent Cohen
Chief Executive Officer
5401 Beethoven Street
Los Angeles, CA 90066
(310) 302-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary A. Kashar, Esq.
Sander C. Zagzebski, Esq.
Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
(213) 485-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	23,900,000 shares	$0.281—$9.375	$18,565,565	$1,708

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options granted pursuant to US SEARCH.com Inc.'s (the "Company") (a) Amended and Restated 1998 Stock Incentive Plan, as amended; (b) 1999 Non-Employee Directors' Stock Option Plan, as Amended; and (c) 2000 Nonstatutory Stock Option Plan, as amended.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 20, 2002 (within 5 days of filing) as reported on the Nasdaq National Market.

        The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares issuable pursuant to outstanding options under the Amended and Restated 1998 Stock Incentive Plan that have not been previously registered	14,066,264	$0.91	12,800,300

Shares issuable pursuant to the Amended and Restated 1998 Stock Incentive Plan	5,333,736	$0.47	$2,506,856

Shares issuable pursuant to outstanding options granted under the 1999 Non-Employee Directors' Stock Option Plan That have not been previously registered	266,343	$1.77	$471,427

Shares issuable pursuant to the 1999 Non-Employee Directors' Stock Option Plan	233,667	$0.47	$109,823

Shares issuable pursuant to outstanding options under the 2000 Nonstatutory Stock Incentive Plan that have not been previously registered	2,571,480	$0.78	$2,005,755

Shares issuable pursuant to The 2000 Nonstatutory Stock Option Plan	1,428,520	$0.47	$671,404

Proposed Maximum Aggregate Offering Price			$18,565,565

Registration Fee			$1,708

Part II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" into this prospectus certain information filed by us with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except to the extent modified or superseded, as described below. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC.

  •
  our annual report on Form 10-K for the year ended December 31, 2001, as amended on April 30, 2002, June 10, 2002 and July 2, 2002;

  •
  our quarterly report on Form 10-Q for the quarter ended June 30, 2002;

  •
  our current reports on Form 8-K filed with the SEC on January 3, 2002 (as amended on March 15, 2002), January 10, 2002, February 4, 2002 (as amended on June 14, 2002) and April 29, 2002; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 20, 1999, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the common stock under this document shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

        Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

        Manager of Investor Relations US SEARCH.com Inc.

5401 Beethoven Street
Los Angeles, California 90066
Tel: (310) 302-6300

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The financial statements incorporated herein by reference to the Annual Report on Form 10-K of US Search.com Inc. for the year ended December 31, 2001 and the audited historical financial statements of Professional Resource Screening, Inc. included on page 4 of US Search.com Inc.'s Current Report on Form 8-K/A dated March 15, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The validity of the shares of common stock offered hereby has been passed upon for us by Karol L.K. Pollock, Esq., our General Counsel. Ms. Pollock is a full time employee and executive officer of US SEARCH and, as of July 1, 2002, Ms. Pollock held options to purchase 498,500 shares of our common stock at a weighted average exercise price of $1.924 per share, of which 375,284 may be exercised within 60 days.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

        The Registrant's certificate of incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent under applicable law. Further, the bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or other applicable law. The Registrant has also purchased director and officer liability insurance for its officers and directors.

Item 8. EXHIBITS

Exhibit Number	Description
4.1*	Certificate of Incorporation of the Company.
4.1.1*	Certificate of Amendment of Certificate of Incorporation, dated May 12, 1999, changing corporate name to US SEARCH.com Inc.
4.2*	Bylaws of the Company
4.3*	Form of Common Stock Certificate
5.1	Opinion of Karol L. K. Pollock, Esq., as to the legality of the securities being offered.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Karol L. K. Pollock, Esq. (Included in Exhibit 5.1).
24.1	Power of Attorney (See signature page).
99.1*	1998 Amended and Restated Stock Option Plan, as amended.
99.1.1*	Form of 1998 Stock Incentive Plan Stock Option Award Agreement.
99.2*	1999 Non-Employee Directors' Stock Option Plan, as amended.
99.2.1*	Form of 1999 Non-Employee Directors' Stock Option Plan Nonstatutory Stock Option
99.2.2*	Form of 1999 Non-Employee Directors' Stock Option Plan Notice of Exercise.
99.3**	2000 Nonstatutory Stock Option Plan, as amended

        *      Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-76099), filed with the SEC on June 24, 1999.

        **    Document incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Item 9. UNDERTAKINGS

        1.    The undersigned registrant hereby undertakes:

          (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 20, 2002.

US SEARCH.com Inc.

By:	/s/ BRENT N. COHEN Brent N. Cohen. Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brent N. Cohen and Jeffrey Watts and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities on the dates stated.

US SEARCH.COM INC. (Registrant)

Dated: August 20, 2002
/s/ PETER LOCKE Peter Locke Director

Dated: August 20, 2002
/s/ LAWRENCE D. LENIHAN, JR. Lawrence D. Lenihan, Jr. Director

Dated: August 20, 2002
/s/ BRENT N. COHEN Brent N. Cohen Chief Executive Officer and Director

Dated: August 20, 2002
/s/ ALAN C. MENDELSON Alan C. Mendelson Director

Dated: August 20, 2002
/s/ THOMAS W. PATTERSON Thomas W. Patterson Director

Dated: August 20, 2002
/s/ HARRY CHANDLER Harry Chandler Director

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Certificate of Incorporation of the Company.
4.1.1*	Certificate of Amendment of Certificate of Incorporation, dated May 12, 1999, changing corporate name to US SEARCH.com Inc.
4.2*	Bylaws of the Company
4.3*	Form of Common Stock Certificate
5.1	Opinion of Karol L. K. Pollock, Esq., as to the legality of the securities being offered.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Karol L. K. Pollock, Esq. (Included in Exhibit 5.1).
24.1	Power of Attorney (See signature page).
99.1*	1998 Amended and Restated Stock Option Plan, as amended.
99.1.1*	Form of 1998 Stock Incentive Plan Stock Option Award Agreement.
99.2*	1999 Non-Employee Directors' Stock Option Plan, as amended.
99.2.1*	Form of 1999 Non-Employee Directors' Stock Option Plan Nonstatutory Stock Option
99.2.2*	Form of 1999 Non-Employee Directors' Stock Option Plan Notice of Exercise.
99.3**	2000 Nonstatutory Stock Option Plan, as amended

        *      Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-76099), filed with the SEC on June 24, 1999.

        **    Document incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

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Part II
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX